UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

GRAIL, LLC

to be converted as described herein into a corporation named

GRAIL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42045	86-3673636
(State or other jurisdiction of Incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1525 O’Brien Drive Menlo Park,California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 694-2553

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GRAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

On June 3, 2024, GRAIL, LLC (the “Company” or “GRAIL”) filed a Current Report on Form 8-K (the “Original 8-K”) to announce that a registration statement on Form 10, initially filed on May 6, 2024, relating to the separation (the “Spin-Off”) of the Company from Illumina, Inc. (“Illumina”), to be effected by Illumina’s distribution of at least 85.5% of the shares of common stock of the Company, par value $0.001 per share, to holders of common stock of Illumina as a pro rata dividend in the Spin-Off (the “Distribution”), was declared effective by the U.S. Securities and Exchange Commission. The Original 8-K also included information regarding anticipated dates affecting the trading of GRAIL’s common stock in connection with the Distribution. This Form 8-K/A is being filed to further clarify those dates.

Item 8.01	Other Events

The Distribution is expected to be effective at 12:01 A.M. New York City time on June 24, 2024 (the “Distribution Date”). Beginning on or about June 12, 2024, and continuing through, and including, the Distribution Date, it is expected that GRAIL’s common stock will trade on a “when-issued” basis on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “GRALV.” On Tuesday, June 25, 2024, the first trading day following the Distribution Date, GRAIL is expected to begin trading “regular way” on Nasdaq under the ticker symbol “GRAL.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAIL, LLC

Date: June 5, 2024	By:	/s/ Abram Barth
	Name:	Abram Barth
	Title:	General Counsel and Corporate Secretary